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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)             March 20, 2000
                                                --------------------------------




                          INTELECT COMMUNICATIONS,INC.
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             (Exact name of registrant as specified in its charter)



  Delaware                             0-11630                  76-0471342
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  (State or other jurisdiction      (Commission               (IRS Employer
       of incorporation)            File Number)             Identification No.)



                  1100 Executive Drive, Richardson, Texas          75081
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               (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code         (972) 367-2100
                                                    ----------------------------




                                       N/A
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         (Former name or former address, if changed since last report.)



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ITEM 5. OTHER EVENTS.

As previously announced, Intelect Communications, Inc. (the "Company") completed a $27.6 million private placement of 4.6 million shares of common stock. Proceeds to the Company, after costs and commissions, amounted to approximately $25.9 million. In connection with the placement fee paid to Stonegate Securities, Inc. ("Stonegate") for the transaction, certain affiliates of Stonegate received warrants to purchase 460,166 shares of common stock.

Approximately $9.8 million of proceeds was used to repay all amounts due under the Company's Revolving Credit Agreement with The Coastal Corporation Second Pension Trust. Approximately $8.5 million of proceeds is being used to redeem all of the Company's Series A Convertible Preferred Stock, which was convertible into approximately 3.7 million shares of common stock. The balance of the proceeds will be used to increase cash reserves.

The warrants issued to Stonegate for its placement agent services have a term of three years and an exercise price of $6.00 per share. If the 20 day average closing bid price for the Company's common stock as of the six month anniversary of the closing is less than $6.00 per share, the exercise price will be reset to that average price. As a part of the transactions Intelect has granted certain registration rights to the investors and Stonegate, covering the resale of the shares of common stock issued and also the resale of the shares of common stock issuable upon exercise of the warrants.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired: N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired: N/A

     (c) Exhibits:

          4.1 Form of Warrant issued to Stonegate affiliates to purchase common stock of Intelect Communications, Inc. at $6.00 per share, subject to adjustment.

          4.2 Form of Registration Rights Agreement dated March 14, 2000 between Intelect Communications, Inc., the Investors named therein, and Stonegate.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               INTELECT COMMUNICATIONS, INC.
                                              ----------------------------------
                                                        (Registrant)


Date:    March 20, 2000                      By:  /s/ Herman Frietsch
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                                                          (Signature)
                                                  Herman M. Frietsch
                                                  Chairman of the Board and CEO












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                                 EXHIBIT INDEX
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



EXHIBIT NO.    DESCRIPTION
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


4.1 Form of Warrant issued to Stonegate affiliates to purchase common stock of Intelect Communications, Inc. at $6.00 per share, subject to adjustment.

4.2 Form of Registration Rights Agreement dated March 14, 2000 between Intelect Communications, Inc., the Investors named therein, and Stonegate.
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